Exhibit 99.1

Dave Reports Third Quarter 2026 Financial Results

Q3 Revenue Growth Accelerates to 31% Y/Y to $198 Million, Driven by Record New Member Acquisition as well as Continued MTM Growth and ARPU Expansion

28-DPD Rate Improves Y/Y and Q/Q to 2.09%, Falling Below 2.00% in September; Net Monetization Rate Expands to 5.2%, Its Highest Level in Five Years

Net Income of $64 Million; Adj. EBITDA Increases 39% Y/Y to $82 Million, Representing a 41% Margin

Raises 2026 Revenue, Adj. EBITDA and Adj. Diluted EPS Guidance

LOS ANGELES, CA – November 4, 2026 – Dave Inc. (“Dave” or the “Company”) (Nasdaq: DAVE), one of the nation’s leading neobanks, today reported its financial results for the third quarter ended September 30, 2026.

“Q3 was another strong quarter, with revenue growth accelerating to 31% year-over-year, driven by faster MTM growth and continued ARPU expansion,” said Jason Wilk, Founder and CEO of Dave. “Our 28-day past due rate improved year-over-year and sequentially to 2.09%, even as originations grew 23% from a year ago. In September, with CashAI v6.0 fully deployed, average ExtraCash size reached $225, our 28-day past due rate fell below 2.00%, and our gross monetization rate was approximately 7.0% as we relaxed legacy fee caps. Together, these changes let us responsibly extend more credit while delivering greater value to members and strengthening unit economics. Based on this momentum, we are raising our full-year 2026 guidance for Revenue, Adjusted EBITDA and Adjusted Diluted EPS.”

Wilk added, “We are also seeing solid early traction with Dave Flex, our new Pay in Four credit card that gives members greater flexibility in managing everyday purchases. During Q3, we grew Dave Flex adoption from single- to double-digit thousand actives, through both cross-selling to existing members and direct customer acquisition at better-than-expected acquisition costs. We are additionally encouraged by strong cross product adoption with ExtraCash that suggests significant upside to baseline member lifetime value. We are excited to continue expanding access to more members ahead of a broader rollout planned for 2027.”

Quarterly Financial Highlights ($ in millions, except for per share amounts, unaudited)

	3Q25	4Q25	1Q26	2Q26	3Q26
GAAP Operating Revenues, Net	$151	$164	$158	$171	$198
% Change vs. prior year period	63%	62%	47%	30%	31%
Non-GAAP Gross Profit*	$104	$122	$114	$124	$138
% Change vs. prior year period	62%	68%	37%	34%	33%
Non-GAAP Gross Profit Margin*	69%	74%	72%	72%	70%
Change vs. prior year period	0 bps	300 bps	(500) bps	300 bps	100 bps
GAAP Net Income	$92	$66	$58	$7	$64
% Change vs. prior year period	19,658%	292%	101%	(26%)	(31%)
Adjusted Net Income*	$65	$53	$52	$56	$60
% Change vs. prior year period	208%	92%	61%	39%	(7%)
Adjusted EBITDA*	$59	$73	$69	$76	$82
% Change vs. prior year period	137%	118%	57%	48%	39%
Adj. Net Income per Diluted Share*(1)	$4.45	$3.69	$3.64	$4.12	$4.39
% Change vs. prior year period	196%	93%	64%	48%	(1%)

*Non-GAAP measures. See reconciliation of non-GAAP measures at the end of the press release.

(1) Diluted shares used to calculate Adj. Net Income per Diluted Share include the benefit expected to be provided by existing capped call transactions entered into in connection with the 2031 convertible notes to offset the dilutive impact of the notes.

Third Quarter 2026 Operating Highlights (vs. Third Quarter 2025)

•
New members increased 35% to 1,135,000, at a customer acquisition cost of $22
•
Monthly Transacting Members (“MTMs”) increased 18% to 3.15 million1
•
ExtraCash originations increased 23% to $2.5 billion, while ExtraCash Monetization Rate Net of Losses expanded approximately 40 basis points to 5.2%
•
28-day past due rate improved to 2.09% from 2.15%
•
Dave Debit Card spend increased 5% to $533 million

Liquidity Summary

As of September 30, 2026, the Company had $315 million in cash and cash equivalents, investments, and restricted cash, compared to $254 million as of June 30, 2026. The Company’s funding structure with Coastal Community Bank had approximately $159 million outstanding at quarter end, up from $93 million as of June 30, 2026. During the third quarter, the Company deployed approximately $20 million to reduce its share count through restricted stock unit net settlements and open market share repurchases, leaving $88 million available under its share repurchase authorization. Subsequent to quarter end, in early October 2026, the Company repaid the $75 million outstanding under its debt facility with Victory Park Management, LLC.

1 Beginning in the third quarter of 2026, the Company updated its calculation of MTMs to exclude Members whose only monthly activity was low-engagement, non-monetized activity related to Goals accounts. Prior periods have been recast to ensure comparability.

2026 Financial Guidance ($ in millions, except per share amounts)

	Prior FY 2026	New FY 2026
GAAP Operating Revenues, Net	$725 - $735	$746 - $750
Year-Over-Year Growth	31% - 33%	35%
Adjusted EBITDA*	$315 - $325	$327 - $330
Adj. Net Income per Diluted Share*	$17.00 - $17.50	$17.45 - $17.65

*Non-GAAP measure. The Company does not provide a quantitative reconciliation of forward-looking non-GAAP financial measures because it is unable to predict without unreasonable effort the exact amount or timing of the reconciling items, including interest expense, investment income, and credit provision, among others. The variability of these items could have a significant impact on our future GAAP financial results.

Dave’s CFO and COO, Kyle Beilman, commented: “Q3 demonstrated the operating leverage of our model. Adjusted EBITDA grew 39% year-over-year to $82 million, even as we increased marketing investment by over 50%. Attractive returns at higher spend levels supported investment above our prior plan.

“Non-GAAP gross margin was 70%, up from 69% a year ago and compared with 72% last quarter. Coastal funding costs accounted for about 100 basis points of the sequential change, as the transition moved faster than expected and freed up significant liquidity. Provision accounts for most of the remaining change. Provision reflects portfolio growth, mix, and credit performance so it can move differently from static pool delinquency and loss rates, which we believe more directly measure credit quality. Static pool loss rates are tracking flat to down year-over-year, though our prior provision forecast assumed a larger improvement based on the strong early repayment performance we had observed coming out of spring. We’ve recalibrated our forecast accordingly, and our raised outlook reflects that adjustment.

“Q4 credit is tracking in line with September, and we expect the quarter’s 28-day past due rate to be below 2.00%. Based on our updated forecast, we expect better sequential loss rates and Q4 non-GAAP gross margin above Q2 levels. Strong credit, higher monetization, seasoning of record new-member cohorts and more capital-efficient funding position us to accelerate growth and capital return.”

Conference Call

Dave management will host a conference call on Wednesday, November 4, 2026, at 4:30 p.m. Eastern time to discuss its financial results for the third quarter ended September 30, 2026, followed by a question-and-answer period. The conference call details are as follows:

•
Date: Wednesday, November 4, 2026
•
Time: 4:30 p.m. Eastern time
•
Conference Call Registration: link
•
Webcast: link

The conference call will also be available for replay in the Events section of the Company’s website, along with the transcript, at https://investors.dave.com.

If you have any difficulty registering for or connecting to the conference call, please contact Elevate IR at DAVE@elevate-ir.com.

About Dave

Dave (Nasdaq: DAVE) is a U.S. neobank pioneering innovative credit products for everyday Americans. For more information about the Company, visit: www.dave.com. For investor information and updates, visit: investors.dave.com and follow @davebanking on X.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “forecast,” “goal,” “grow,” “guidance,” “intends,” “may,” “might,” “objective,” “on track,” “opportunity,” “outlook,” “plans,” “position,” “potential,” “predicts,” “projects,” “remains,” “seeks,” “should,” “targets,” “well-positioned,” “will,” “would,” or the negative of such terms, or other comparable terminology and include, among other things, the quotations of our Chief Executive Officer and Chief Financial Officer relating to Dave’s future performance and growth, statements relating to fiscal year 2026 guidance, statements regarding Dave Flex and other products in development, projected financial results for future periods and other statements about future events. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors, including, but not limited to: the ability of Dave to compete in its highly competitive industry; the ability of Dave to keep pace with the rapid technological and AI-related developments in its industry and the larger financial services industry; the ability of Dave to manage risks associated with providing ExtraCash; the ability of Dave to retain its current customers, acquire new customers (collectively, “Members”) and sell additional functionality and services to its Members; the ability of Dave to successfully launch new products and services; the ability of Dave to protect intellectual property and trade secrets; the ability of Dave to maintain the integrity of its confidential information and information systems or comply with applicable privacy and data security requirements and regulations; the reliance by Dave on two bank partners; the ability of Dave to maintain or secure current and future key banking relationships and other third-party service providers, including its ability to comply with applicable requirements of such third parties; the ability of Dave to comply with extensive and evolving laws and regulations applicable to its business; changes in applicable laws or regulations and extensive and evolving government regulations that impact operations and business; the ability to attract or maintain a qualified workforce; the level of product service failures that could lead Members to use competitors’ services; investigations, claims, disputes, enforcement actions, arbitration, litigation and/or other regulatory or legal proceedings, including the Department of Justice’s lawsuit against Dave; the possibility that Dave may be adversely affected by other macroeconomic factors, including regulatory uncertainty, fluctuating interest rates, inflation, tariffs, unemployment rates, consumer sentiment, market volatility and business, and/or competitive factors; and other risks and uncertainties discussed in Dave’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 2, 2026 and any subsequent Quarterly Reports on Form 10-Q under the heading “Risk Factors,” filed with the SEC and other reports and documents Dave files from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and Dave undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release, except as required by law.

Non-GAAP Financial Information

This press release contains references to adjusted net income, adjusted EBITDA, adjusted EBITDA margin, non-GAAP gross profit, non-GAAP gross profit margin, and adjusted net income per share (basic and diluted) of Dave, which are adjusted from results based on generally accepted accounting principles in the United States (“GAAP”) and exclude certain expenses, gains and losses. The Company defines and calculates adjusted EBITDA as GAAP net income before the impact of interest income and/or expense, and funding costs, provision for income taxes, depreciation and amortization, and adjusted to exclude legal settlement expenses, litigation expenses related to the FTC/DOJ matter, stock-based compensation expense, other strategic financing and transactional expenses, discretionary or non-recurring income, changes in fair value of earnout liabilities and changes in fair value of warrant liabilities. The Company defines and calculates adjusted EBITDA margin as adjusted EBITDA as a percentage of GAAP operating revenues, net. The Company defines and calculates variable operating expenses as provision for credit losses, processing and servicing costs and financial network and transaction costs. The Company defines and calculates non-GAAP gross profit as GAAP operating revenues, net excluding variable operating expenses. The Company defines and calculates non-GAAP gross profit margin as non-GAAP gross profit as a percentage of GAAP operating revenues, net. The Company defines and calculates adjusted net income as GAAP net income adjusted to exclude stock-based compensation, discretionary or non-recurring income, legal settlement expenses, litigation expenses related to the FTC/DOJ matter, other strategic financing and transactional expenses, changes in fair value of earnout liabilities and changes in fair value of warrant liabilities, the income tax impact related to the release of the valuation allowance and the income tax impact related to stock-based compensation. The Company defines and calculates non-GAAP adjusted net income per share - basic and non-GAAP adjusted net income per share - diluted as adjusted net income divided by weighted average shares of common stock-basic and adjusted weighted average shares of common stock-diluted, respectively. The Company defines and calculates adjusted weighted average shares of common stock-diluted as GAAP diluted weighted average shares, adjusted to include the benefit expected to be provided by existing capped call transactions entered into in connection with the 2031 convertible notes to offset the dilutive impact of the notes.

These non-GAAP financial measures may be helpful to the user in assessing our operating performance and facilitate an alternative comparison among fiscal periods. The Company’s management team uses these non-GAAP financial measures in assessing performance, as well as in planning and forecasting future periods. The methods the Company uses to compute these non-GAAP financial measures may differ from the methods used by other companies. Non-GAAP financial measures are supplemental, should not be considered a substitute for financial information presented in accordance with GAAP and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

Refer to the section further below for a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measures for the three and nine months ended September 30, 2026, and 2025.

Investor Relations Contact

Sean Mansouri, CFA or Stefan Norbom

Elevate IR

DAVE@elevate-ir.com

Media Contact

Dan Ury

press@dave.com

DAVE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025

Operating revenues:
Service based revenue, net	$186.4	$139.3	$494.0	$358.7
Transaction based revenue, net	11.3	11.5	32.9	31.8
Total operating revenues, net	197.7	150.8	526.9	390.5
Operating expenses:
Provision for credit losses	36.6	29.9	92.0	65.7
Processing and servicing costs	12.8	9.4	32.7	23.6
Financial network and transaction costs	10.4	7.3	26.1	21.6
Advertising and activation costs	28.0	18.9	62.6	46.3
Compensation and benefits	43.3	24.8	106.6	78.5
Technology and infrastructure	4.5	3.2	11.7	8.8
Other operating expenses	14.1	11.3	35.4	23.8
Total operating expenses	149.7	104.8	367.1	268.3
Other (income) expenses:
Interest expense, net	(0.1)	1.5	1.5	4.0
Changes in fair value of earnout liabilities	(8.5)	(4.8)	(0.4)	2.7
Changes in fair value of warrant liabilities	(17.9)	(9.1)	(0.6)	11.7
Total other (income) expense, net	(26.5)	(12.4)	0.5	18.4
Net income before provision for income taxes	74.5	58.4	159.3	103.8
Provision (benefit) for income taxes	10.7	(33.6)	30.9	(26.1)
Net income	$63.8	$92.0	$128.4	$129.9

Net income per share:
Basic	$5.00	$6.84	$9.90	$9.76
Diluted (1)	$3.30	$6.34	$9.13	$8.96
Weighted-average shares used to compute net income per share
Basic	12,763,674	13,457,671	12,970,111	13,317,504
Diluted	13,921,273	14,525,301	13,997,781	14,492,827

(1) For the three and nine months ended September 30, 2026, net income used to compute diluted net income per share excludes gains of $17.9 million and $0.6 million, respectively, from changes in fair value of warrant liabilities. In accordance with GAAP, because the warrants are liability-classified and were dilutive for these periods, diluted net income per share is calculated as if the warrants had been classified as equity. This removes the gain on changes in fair value of warrant liabilities from net income and includes the potentially dilutive shares issuable upon exercise of the warrants in weighted-average diluted shares. As a result, diluted net income per share cannot be directly derived by dividing reported net income by weighted-average diluted shares.

RECONCILIATION OF TOTAL OPERATING REVENUES, NET
(in millions)
(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025

Service based revenue, net
Processing and overdraft service fees, net	$169.0	$129.2	$447.5	$326.1
Tips	—	—	—	7.5
Subscriptions	17.3	9.9	46.3	24.8
Other	0.1	0.2	0.2	0.3
Transaction based revenue, net
Interchange revenue, net	6.5	6.1	18.7	18.0
ATM revenue, net	0.6	0.8	1.9	2.3
Other	4.2	4.6	12.3	11.5
Total operating revenues, net	$197.7	$150.8	$526.9	$390.5

CALCULATION OF NON-GAAP GROSS PROFIT
(in millions)
(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025

GAAP operating revenues, net	$197.7	$150.8	$526.9	$390.5
Less: Variable operating expenses
Provision for credit losses	(36.6)	(29.9)	(92.0)	(65.7)
Processing and servicing costs	(12.8)	(9.4)	(32.7)	(23.6)
Financial network and transaction costs	(10.4)	(7.3)	(26.1)	(21.6)
Non-GAAP gross profit	$137.9	$104.2	$376.1	$279.6
Non-GAAP gross profit margin	70%	69%	71%	72%

DAVE INC.
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
(in millions)
(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025

Net income	$63.8	$92.0	$128.4	$129.9
Interest expense, net and funding costs	2.5	1.5	4.6	4.0
Provision for income taxes	10.7	(33.6)	30.9	(26.1)
Depreciation and amortization	1.7	1.8	5.3	4.9
Stock-based compensation	22.0	7.2	45.5	23.0
Discretionary or non-recurring income	—	(0.8)	—	(0.8)
Legal settlement and litigation expenses	6.2	4.5	11.3	4.5
Other strategic financing and transactional expenses	1.0	—	1.3	—
Changes in fair value of earnout liabilities	(8.5)	(4.8)	(0.4)	2.7
Changes in fair value of warrant liabilities	(17.9)	(9.1)	(0.6)	11.7
Adjusted EBITDA	$81.5	$58.7	$226.3	$153.8
Adjusted EBITDA margin	41%	39%	43%	39%

DAVE INC.
RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME
(in millions, except per share data)
(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025

Net income	$63.8	$92.0	$128.4	$129.9
Stock-based compensation	22.0	7.2	45.5	23.0
Discretionary or non-recurring income	—	(0.8)	—	(0.8)
Legal settlement and litigation expenses	6.2	4.5	11.3	4.5
Other strategic financing and transactional expenses	1.0	—	1.3	—
Changes in fair value of earnout liabilities	(8.5)	(4.8)	(0.4)	2.7
Changes in fair value of warrant liabilities	(17.9)	(9.1)	(0.6)	11.7
Income tax benefit related to the release of the valuation allowance	—	(27.4)	—	(27.4)
Income tax expense (benefit) related to stock-based compensation	(6.3)	3.0	(16.5)	(6.0)
Adjusted net income	$60.3	$64.6	$169.0	$137.6

Weighted-average shares used to compute adjusted net income per share
Basic	12,763,674	13,457,671	12,970,111	13,317,504

Diluted	13,921,273	14,525,301	13,997,781	14,492,827
Benefit of shares related to capped call transactions	(177,096)	—	(59,032)	—
Adjusted Diluted	13,744,177	14,525,301	13,938,749	14,492,827

Adjusted net income per share:
Basic	$4.72	$4.79	$13.03	$10.33
Diluted	$4.39	$4.45	$12.12	$9.49

DAVE INC.
SUMMARY BALANCE SHEET
(in millions)

	September 30,	December 31,
	2026	2025
	(unaudited)
Cash, cash equivalents, restricted cash, and investments	$315.1	$123.2
Member receivables, net of allowance for credit losses	204.6	297.3
Other assets	104.9	66.9
Total assets	$624.6	$487.4

Debt facility, current	$75.0	$75.0
Other current liabilities	60.3	39.0
Convertible notes, net of discount and issuance costs	193.5	—
Other liabilities	22.0	20.7
Total liabilities	$350.8	$134.7

Total shareholders' equity	$273.8	$352.7